UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 12, 2007
(Date of earliest event reported)

MICROS SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

MARYLAND	000-09993	52-1101488
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7031 Columbia Gateway Drive, Columbia, Maryland 21046-2289
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 443-285-6000

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On June 12, 2007, the Board of Directors of MICROS Systems, Inc. (the “Company”) authorized and directed the Company to enter into the Fourth Amendment to the Consulting Agreement between the Company and Louis M. Brown, Jr., its Vice-Chairman (the “Fourth Amendment”). The Fourth Amendment mainly (a) extends the term of the Consulting Agreement one year until June 30, 2008, and (b) establishes the compensation payable to Mr. Brown during the twelve-month period ending June 30, 2008, which such compensation is the same as it was in the year ending June 30, 2007.

A copy of the Fourth Amendment is attached as an Exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2007	MICROS Systems, Inc.
(Registrant)

	By:	/s/ Gary C. Kaufman
Gary C. Kaufman
Executive Vice-President, Finance and Administration, and Chief Financial Officer

Exhibit 10.1 - Fourth Amendment to Consulting Agreement between the Company and Louis M. Brown, Jr.